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                                                                EXHIBIT 10.18(b)

                             THINK New Ideas, Inc.
                              45 West 36th Street
                           New York, New York 10018

                               November 21, 1996

Mr. John Wren
President
Omnicom Group Inc.
437 Madison Avenue
New York, New York 10022

             Re: Amendment to Purchase Agreements (dated 8/16/96)
                 -----------------------------------------------

Dear Mr. Wren:

     Reference is hereby made to that certain Stock Purchase and Option Agreement dated as of August 16, 1996 (the "Purchase Agreement") between THINK New Ideas, Inc. (the "Corporation") and Omnicom Group Inc. ("Omnicom"). This letter is intended to confirm that, notwithstanding anything else to the contrary set forth in the Purchase Agreement or that certain shareholders agreement (the "Shareholders Agreement") among Omnicom and certain other shareholders of the Corporation of the same date, the Corporation and Omnicom hereby agree that in consideration of the issuance to Omnicom of 2,123,422 additional shares of common stock, par value $.0001 by the Corporation (the foregoing number of shares being computed prior to the .496225157 for one reverse stock split effected by the Company on or about September 23, 1996 and prior to the 2-for-3 reverse split effected or to be effected by the Company on or about November 21, 1996), the Purchase Agreement shall be amended such that (with all references to numbers of shares of Common Stock set forth hereinafter being presented on a post-reverse split basis); (i) the number of shares of common stock subject to the 1996 Stock Option Plan (the "Plan") shall be reduced such that an aggregate of 966,667 shares will be authorized for issuance pursuant to the Plan; (ii) the Corporation's Board of Directors will adopt an amendment to the Plan whereby any option granted under the Plan that expires unexercised will not become available for reissue under the Plan; (iii) Benchmark Equity Group Inc., Scott A. Mednick, Ronald S. Bloom and Adam S. Curry, promptly following execution of this Amendment, will transfer or cause to be transferred for no additional consideration all right, title and interest to an aggregate of 124,667 shares of common stock to Omnicom; and (iv) Article VII of the Stock Purchase Agreement relating to the Option (as defined therein) shall be deleted therefrom in its entirety, all references elsewhere in the Purchase Agreement to the Option shall be of no force or effect whatsoever and no shares of common stock shall be deliverable thereunder. After giving effect to the foregoing, Omnicom will own 1,063,333 shares of common stock out of a total of 4,266,667 shares of common stock issued and outstanding prior to the proposed public offering contemplated by the third paragraph of this letter. Except as otherwise expressly modified hereby

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Mr. John Wren
November 21, 1996
Page 2


or required to effectuate the modifications set forth herein, the Purchase Agreement shall remain unchanged and shall continue in full force and effect pursuant to the term thereof.

     The Corporation may effect additional reverse stock splits and that nothing set forth herein or in the Purchase Agreement shall be construed to prohibit, restrict or otherwise limit the Corporation's ability to effect such transactions.

     In connection with execution hereof, the Corporation and Omnicom have agreed that no further consent from Omnicom will be required in order for the Corporation to consummate the proposed public offering to be underwritten by Commonwealth Associates (the "Underwriter") of no more than 2,000,000 shares of common stock (plus any overallotment option relating to no more than 300,000 shares, 100,000 of which shall be sold by the Company, and Underwriter(s) Warrants relating to no more than 200,000 shares and to be issued to the Underwriter(s) in connection therewith) for gross proceeds of no less than $15,000,000 (exclusive of any overallotment option and Underwriter(s) Warrants issued to the Underwriter(s) thereof in connection therewith). Any changes to these terms will require Omnicom's consent.

     Execution of this letter agreement shall constitute Omnicom's consent and ratification under the Shareholders Agreement of each action referenced herein.

     This letter agreement contains the entire agreement between the Corporation and Omnicom with respect to the modification which is the subject hereof. This letter agreement may not be amended, changed, modified or discharged, nor may any provision hereof be waived, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modified, amend or otherwise affect any of the provisions hereof. Please confirm that Omnicom is in agreement with the foregoing, and that the foregoing is in accordance with your understanding by signing and returning this letter, which shall thereupon constitute a binding agreement.

Agreed to and accepted as of this
25th day of November, 1996:

OMNICOM GROUP INC.                          THINK NEW IDEAS, INC.

            /s/ JOHN WREN                     /s/ MELVIN EPSTEIN
By:________________________________  By:_______________________________________
       John Wren, President             Melvin Epstein, Chief Financial Officer